Exhibit 10.22

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into as of September 2, 2003 by and between Information Holdings Inc., a Delaware corporation (the Company) and Jay Nadler (the Executive).

WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated April 10, 2000 (the Agreement); and

WHEREAS, the Company and the Executive desire to modify and amend certain provisions in the Agreement upon the terms and conditions set forth herein;

NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby irrevocably acknowledged, the Company and the Executive, intending to be legally bound, hereby agree as follows:

Subsection (h) (ii) of Section 6 of the Agreement, related to termination payments, is hereby deleted in its entirety, and the following language is inserted in its place:

In the event (A) the Executive’s employment hereunder is terminated by the Company Without Cause, (B) the Executive’s employment hereunder is terminated by the Executive for Good Reason or (C) the Executive resigns within 90 days following a Change of Control pursuant to Section 6(g) hereof, in addition to the amounts specified in (i) above, the Executive shall continue to receive the Salary (less any applicable withholding or similar taxes) at the rate in effect hereunder on the date of such termination periodically, in accordance with the Company’s prevailing payroll practices, for twelve (12) months from the effective date of the termination of employment (the “Severance Term”) and the Executive (and/or his covered dependents) shall continue to receive any health or insurance benefits provided to him as of the date of such termination in accordance with Section 3(c) hereof during the Severance Term.

Except as expressly modified and amended by this Amendment to Employment Agreement, all of the terms, provisions and conditions of the original Agreement are and shall remain in full force and effect and are incorporated herein by reference.

IN WITNESS WHEREOF, the parties have executed and delivered, or have caused their duly authorized representatives to execute and deliver, this Amendment to Employment Agreement.

Information Holdings Inc.:	Executive:

/s/Vincent Chippari	/s/Jay Nadler
Vincent Chippari	Jay Nadler